Exhibit 99.1 Tier Technologies, Inc. 10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2009 Third Quarter Results

RESTON, VA, August 6, 2009 – Tier Technologies, Inc. (Nasdaq: TIER) today announced results for the quarter ended June 30, 2009 and provided updates on continuing strategic growth initiatives.

Results of Operations

For the quarter ended June 30, 2009, Tier reported revenues from Continuing Operations of $44.2 million, a 1.5% decrease over the same quarter last year.  Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, Tier’s core EPS business reported quarterly revenues of $42.9 million, or a 0.8% decrease over the same quarter last year.

For the nine months ended June 30, 2009 Tier reported revenues from Continuing Operations of $102.6 million, a 2.8% increase over the same period last year.  EPS revenues were $98.5 million for the nine months ended June 30, 2009, an increase of 3.1% over the same period last year.

Net income from Continuing Operations for the three months ended June 30, 2009, was $0.6 million, or $0.03 per fully-diluted share.  This is a $2.0 million, or $0.10 per fully-diluted share, increase over the same period last year.  Net loss from Continuing Operations for the nine months ended June 30, 2009, was $4.2 million, or $0.21 per fully-diluted share.  This is a $2.9 million, or $0.15 per fully-diluted share, increase over the same period last year.

Tier has completed the divestiture of all of its previously held-for-sale businesses in February 2009.  Therefore, the Company did not have any revenues from these operations during the quarter ended June 30, 2009.  Tier continues to incur minimal expenses relating to these businesses, which has resulted in a net loss of $0.4 million for the quarter.  For the nine months ended June 30, 2009 we reported a net loss of $6.1 million.

Net income for the three months ended June 30, 2009 was $0.2 million, or $0.01 per-fully diluted share, compared to $13.6 million net loss, or $0.69 per fully-diluted share, which was reported for the same period last year.  Net loss for the nine months ended June 30, 2009, was $10.3 million, or $0.52 per fully-diluted share, compared to $18.6 million or $0.95 per fully-diluted share reported for the nine months ended June 30, 2008.

Management’s Comments

“I am pleased to report that for the quarter ended June 30, 2009, your company has reported positive EBITDA of $2.8 million in continuing operations as compared with a loss of $75,000 in the prior year quarter,” said Ronald L. Rossetti, Chairman and Chief Executive Officer of Tier

Technologies, Inc.  “I am particularly pleased that we are on track to our goal of EBITDA positive in continuing operations for FY 2009 even in these turbulent economic times.”

Tier defines EBITDA as net income from continuing operations before income taxes, interest expense net of interest income, depreciation and amortization and stock-based compensation expense.  The following table shows a reconciliation of net income from continuing operations to EBITDA for the three and nine months ended June 30, 2009 and 2008:

	Three months ended June 30,			Nine months ended June 30,
(in thousands)	2009	2008	Variance	2009	2008	Variance
Net income/(loss) from continuing operations	$645	$(1,331)	$1,976	$(4,206)	$(7,130)	$2,924
Adjustments:
Depreciation/Amortization	1,881	1,377	504	5,012	4,036	976
Equity compensation	368	359	9	1,127	1,805	(678)
Taxes	1	23	(22)	2	51	(49)
Interest income, net	(118)	(503)	385	(662)	(2,294)	1,632
EBITDA	$2,777	$(75)	$2,852	$1,273	$(3,532)	$4,805

EBITDA is a non-GAAP financial measure.  Tier’s management believes this measure is useful for evaluating performance against peer companies within its industry, and provides investors with additional transparency to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

Nina K. Vellayan, Chief Operating Officer, Tier Technologies, Inc. said, “We are on schedule with our work on our new platform that will provide a more robust set of products and payment solutions for our customers.  While our Federal Tax business had a challenging quarter, our Utilities and Higher Education verticals continue to produce strong growth.”

Mr. Rossetti added, “As Tier has become EBITDA positive and we have our restructuring behind us, we are now at an inflection point where a substantial portion of our incremental revenue over our breakeven point, after interchange and processing expenses, will flow directly to the bottom line.”

Liquidity

As of June 30, 2009, Tier had $70.7 million in cash and marketable securities, and $7.4 million in restricted investments.  Tier currently holds $31.2 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset-backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

Conference Call

Tier will host a conference call Thursday, August 6, 2009 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial 888-335-3240 and provide conference ID # 22177721.  The conference call will also be broadcast live via the Internet at www.tier.com.  A replay will be available at 8:00 p.m. Eastern Time at www.tier.com or by calling 800-642-1687 and entering conference ID # 22177721.  The replay will be available until 11:59 p.m. Eastern Time on August 20, 2009.

About Tier Technologies, Inc.

Tier Technologies, Inc. provides federal, state and local government and other public sector clients with electronic payments solutions and other transaction processing services.  Headquartered in Reston, Virginia, Tier Technologies serves over 3,300 electronic payments clients throughout the United States, including federal, state, and local governments, educational institutions, utilities and commercial clients.  Through its subsidiary, Official Payments Corp., Tier delivers payments solutions for a wide range of markets.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  the impact of governmental investigations; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities; the timing and completion of the divestment of the Company’s non-core assets; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	June 30, 2009	September 30, 2008
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$27,018	$47,735
Investments in marketable securities	12,496	2,415
Accounts receivable, net	8,492	4,209
Prepaid expenses and other current assets	4,193	1,863
Current assets—held-for-sale	—	11,704
Total current assets	52,199	67,926

Property, equipment and software, net	6,940	4,479
Goodwill	17,298	14,526
Other intangible assets, net	13,185	13,455
Investments in marketable securities	31,221	28,821
Restricted investments	7,361	7,861
Other assets	522	283
Total assets	$128,726	$137,351

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$386	$918
Settlements payable	9,055	—
Accrued compensation liabilities	3,283	4,289
Accrued discount fees	5,991	5,243
Other accrued liabilities	6,736	4,667
Deferred income	1,044	1,790
Current liabilities—held-for-sale	—	9,061
Total current liabilities	26,495	25,968
Other liabilities	685	136
Total liabilities	27,180	26,104

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,659 and 20,619; shares outstanding: 19,262 and 19,735	191,490	190,099
Treasury stock—at cost, 1,397 and 884 shares	(12,000)	(8,684)
Accumulated other comprehensive loss	(2)	(2,504)
Accumulated deficit	(77,942)	(67,664)
Total shareholders’ equity	101,546	111,247
Total liabilities and shareholders’ equity	$128,726	$137,351

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
(in thousands, except per share data)	2009	2008	2009	2008
Revenues	$44,213	$44,896	$102,561	$99,812

Costs and expenses:
Direct costs	33,367	36,374	76,556	78,126
General and administrative	6,269	6,494	20,411	20,475
Selling and marketing	2,236	2,492	5,464	6,611
Depreciation and amortization	1,858	1,347	4,942	3,973
Total costs and expenses	43,730	46,707	107,373	109,185
Income/(loss) from continuing operations before other income/(loss) and income taxes	483	(1,811)	(4,812)	(9,373)

Other income/(loss):
Gain/(loss) on investment	45	—	(54)	—
Interest income, net	118	503	662	2,294
Total other income	163	503	608	2,294

Income/(loss) from continuing operations before income taxes	646	(1,308)	(4,204)	(7,079)
Income tax provision	1	23	2	51

Income/(loss) from continuing operations	645	(1,331)	(4,206)	(7,130)
Loss from discontinued operations, net	(408)	(12,282)	(6,072)	(11,451)

Net income/(loss)	$237	$(13,613)	$(10,278)	$(18,581)

Earnings/(loss) per share—Basic and diluted:
From continuing operations	$0.03	$(0.07)	$(0.21)	$(0.36)
From discontinued operations	$(0.02)	$(0.62)	$(0.31)	$(0.59)
Earnings/(loss) per share—Basic and diluted	$0.01	$(0.69)	$(0.52)	$(0.95)

Weighted average common shares used in computing:
Basic earnings/(loss) per share	19,458	19,635	19,635	19,576
Diluted earnings/(loss) per share	19,597	19,635	19,635	19,576

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended June 30,
(in thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,278)	$(18,581)
Less: Loss from discontinued operations, net	(6,072)	(11,451)
Loss from continuing operations, net	(4,206)	(7,130)
Non-cash items included in net loss:
Depreciation and amortization	5,012	4,095
Provision for doubtful accounts	250	(186)
Accrued forward loss on contract	17	—
Share-based compensation	1,715	1,805
Loss on trading investments	54	—
Other	4	445
Net effect of changes in assets and liabilities:
Accounts receivable, net	(5,414)	493
Prepaid expenses and other assets	(286)	(7,700)
Accounts payable and accrued liabilities	9,155	(301)
Income taxes receivable	(71)	51
Deferred income	(746)	(722)
Cash provided by (used in) operating activities from continuing operations	5,484	(9,150)
Cash (used in) provided by operating activities from discontinued operations	(5,224)	14,372
Cash provided by operating activities	260	5,222
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(33,956)	(7,325)
Maturities of available-for-sale securities	23,874	32,615
Sales of trading securities	50	—
Maturities of restricted investments	500	1,000
Purchase of equipment and software	(2,347)	(962)
ChoicePay, Inc. asset purchase, net of cash acquired	(6,896)	—
Proceeds from sale of discontinued operations	1,255	730
Cash (used in) provided by investing activities from continuing operations	(17,520)	26,058
Cash used in investing activities from discontinued operations	(437)	(4,232)
Cash (used in) provided by investing activities	(17,957)	21,826
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	238	1,250
Purchase of company stock	(3,316)	—
Collection of note receivable	71	—
Capital lease obligations and other financing arrangements	(13)	(49)
Cash (used in) provided by financing activities from continuing operations	(3,020)	1,201
Cash used in financing activities from discontinued operations	—	(4)
Cash (used in) provided by financing activities	(3,020)	1,197
Net (decrease)/increase in cash and cash equivalents	(20,717)	28,245
Cash and cash equivalents at beginning of period	47,735	16,516
Cash and cash equivalents at end of period	$27,018	$44,761

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended June 30, 2009:
Revenues	$42,941	$1,272	$44,213
Costs and expenses:
Direct costs	32,856	511	33,367
General and administrative	6,196	73	6,269
Selling and marketing	2,235	1	2,236
Depreciation and amortization	1,404	454	1,858
Total costs and expenses	42,691	1,039	43,730
Income from continuing operations before other income and income taxes	250	233	483
Other income:
Gain on investment	45	—	45
Interest income, net	118	—	118
Total other income	163	—	163
Income from continuing operations before taxes	413	233	646
Income tax provision	1	—	1
Income from continuing operations	$412	$233	$645

Three months ended June 30, 2008:
Revenues	$43,264	$1,632	$44,896
Costs and expenses:
Direct costs	35,209	1,165	36,374
General and administrative	6,400	94	6,494
Selling and marketing	2,493	(1)	2,492
Depreciation and amortization	994	353	1,347
Total costs and expenses	45,096	1,611	46,707
(Loss)/income from continuing operations before other income and income taxes	(1,832)	21	(1,811)
Other income:
Interest income, net	503	—	503
Total other income	503	—	503
(Loss)/income from continuing operations before taxes	(1,329)	21	(1,308)
Income tax provision	23	—	23
(Loss)/income from continuing operations	$(1,352)	$21	$(1,331)

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Nine months ended June 30, 2009:
Revenues	$98,450	$4,111	$102,561
Costs and expenses:
Direct costs	74,843	1,713	76,556
General and administrative	19,578	833	20,411
Selling and marketing	5,458	6	5,464
Depreciation and amortization	3,529	1,413	4,942
Total costs and expenses	103,408	3,965	107,373
(Loss)/income from continuing operations before other income/(loss) and income taxes	(4,958)	146	(4,812)
Other income/(loss):
Loss on investment	(54)	—	(54)
Interest income, net	662	—	662
Total other income	608	—	608
(Loss)/income from continuing operations before taxes	(4,350)	146	(4,204)
Income tax provision	2	—	2
(Loss)/income from continuing operations	$(4,352)	$146	$(4,206)

Nine months ended June 30, 2008:
Revenues	$95,505	$4,307	$99,812
Costs and expenses:
Direct costs	75,063	3,063	78,126
General and administrative	19,535	940	20,475
Selling and marketing	6,431	180	6,611
Depreciation and amortization	2,894	1,079	3,973
Total costs and expenses	103,923	5,262	109,185
Loss from continuing operations before other income and income taxes	(8,418)	(955)	(9,373)
Other income:
Interest income, net	2,294	—	2,294
Total other income	2,294	—	2,294
Loss from continuing operations before taxes	(6,124)	(955)	(7,079)
Income tax provision	51	—	51
Loss from continuing operations	$(6,175)	$(955)	$(7,130)